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                                                               [LOGO]Whirlpool
                                                                     Corporation

             NORTH AMERICAN AND EUROPEAN MARKET CONDITIONS CHANGE
                        WHIRLPOOL'S PERFORMANCE OUTLOOK

     BENTON HARBOR, Mich. - Aug. 30, 2000 - Whirlpool Corporation (NYSE: WHR) said today that its third quarter and full-year earnings will be negatively affected by Circuit City's recently announced decision to exit the major appliance business, the associated competitive pricing pressures in its North American market and an increasingly challenging appliance industry environment in its European market.

     The company now expects its third-quarter earnings to be between 95 cents and $1.05 per diluted share, while fourth-quarter earnings are currently expected to be between $1.45 and $1.55 per diluted share.

     Following the Circuit City announcement, approximately five weeks ago, the company's ongoing analysis indicates that it will lose between 90 and 120 days of previously expected shipments to Circuit City, as they liquidate their inventories and other appliance retailers pick up the consumer demand. This one-time loss of an estimated 250,000 to 300,000 units -- along with the associated effects of adjusting manufacturing production levels and the impact of corresponding competitive pricing dynamics -- are currently expected to reduce the company's earnings by 40 to 55 cents per diluted share in the third quarter.

     Additionally, the company indicated that the European appliance industry environment is becoming more challenging. The company is seeing varied and volatile levels of consumer demand on a market by market basis, pricing pressures are becoming more evident, material costs continue to rise and the strength of the dollar is expected to reduce both revenue and earnings translations. These European business conditions are currently expected to reduce company earnings by 20 to 25 cents per diluted share in the second half of the year.

     "We believe that consumer demand for our brands combined with significant growth commitments from the nation's top appliance retailers will allow us to more than replace the business we were doing with Circuit City," said Jeff M. Fettig, Whirlpool President and COO. "We are also aggressively addressing the competitive pricing issues we face in North America and Europe, and we expect to return to more normal revenue and earnings trends during the fourth quarter."

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Whirlpool Performance Expectation - add one
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     "We are confident that the other brand-building initiatives we have underway, including several high-impact new product introductions, combined with accelerated productivity improvements from the Operational Excellence program will allow us to deliver improving performance in the second half of the year and enter 2001 with good momentum," added Fettig.

     At 9:00 a.m. (EDT) today the company will be hosting a conference call, which can be heard live on the Internet by visiting www.WhirlpoolCorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

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Media                                     Financial
-----                                     ---------
Christopher Wyse                          Thomas Filstrup
616-923-3417                              616-923-3189
christopher_j_wyse@email.whirlpool.com    thomas_c_filstrup@email.whirlpool.com

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2000 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the Company's most recently filed Form 10-Q and/or Form 10-K.